UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	April 30, 2021
(Date of earliest event reported)

BANK OF HAWAII CORP

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)

(888) 643-3888

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock	$.01 Par Value	BOH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 30, 2021, Bank of Hawaii Corporation (the “Company”) held its annual shareholders meeting. At the meeting, the following matters were submitted to a vote of the shareholders:

1. Election of Directors:

Nominee	Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
S. Haunani Apoliona	28,731,645	895,113	536,164	-	4,603,537
Mark A. Burak	28,728,553	881,136	553,233	-	4,603,537
John C. Erickson	28,964,180	644,845	553,897	-	4,603,537
Joshua D. Feldman	28,692,121	920,526	550,275	-	4,603,537
Peter S. Ho	28,134,213	1,361,092	667,617	-	4,603,537
Michelle Hulst	28,696,781	914,768	551,373	-	4,603,537
Kent T. Lucien	28,813,383	810,240	539,299	-	4,603,537
Alicia E. Moy	28,970,637	653,023	539,262	-	4,603,537
Victor K. Nichols	28,974,277	647,882	540,763	-	4,603,537
Barbara J. Tanabe	28,349,640	1,274,491	535,772	3,019	4,603,537
Dana M. Tokioka	28,820,979	798,445	540,479	3,019	4,603,537
Raymond P. Vara, Jr.	28,699,749	916,164	543,990	3,019	4,603,537
Robert W. Wo	28,409,517	1,215,119	535,267	3,019	4,603,537

2. Advisory vote on the Company’s executive compensation:

Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
28,376,278	1,159,443	626,527	674	4,603,537

3. Ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
33,661,583	563,418	537,765	3,693	-

Item 8.01. Other Events.

On April 29, 2021, Peter S. Ho, Chairman, CEO and President, Mary E. Sellers, Vice Chair and Chief Risk Officer, and Dean Y. Shigemura, Vice Chair and Chief Financial Officer (collectively, the “Grantees”), of the Company, each adopted a pre-arranged stock trading plan (the “10b5-1 Plans”) designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, which permits persons to enter into a pre-arranged plan for buying or selling Company stock at a time when such person is not in possession of material, nonpublic information about the Company.  The 10b5-1 Plans, executed during the Company’s current open trading window period and in compliance with the Company’s insider trading policy, allow for the exercise and sale of the following vested stock options, half of which will expire in November 2021 and the other half in January 2022, if not exercised prior to their expiration dates:

Grantee	Option Shares
Peter S. Ho	46,666
Mary E. Sellers	30,000
Dean Y. Shigemura	23,333

Shares may be sold under the 10b5-1 Plans on the open market at prevailing market prices from time to time prior to the expiration of these stock option awards. The Grantees entered into the 10b5-1 Plans as a part of their personal long-term financial and tax planning strategies and to provide for an orderly liquidation of their stock options prior to their expiration.

The Grantees will continue to be subject to the Company’s executive stock ownership guidelines and the sales contemplated by the 10b5-1 Plans will not reduce their stock ownership below the level required by the guidelines.  Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers or directors, nor to report modifications or terminations of the aforementioned 10b5-1 Plans or the plans of any other individual.  The transactions under the 10b5-1 Plans will be disclosed publicly through Form 4 and/or Form 144 filings with the Securities and Exchange Commission to the extent applicable.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2021	Bank of Hawaii Corporation

	By:	/s/ Patrick M. McGuirk
Patrick M. McGuirk
Senior Executive Vice President and Corporate Secretary